Exhibit 99
For More Information Contact:

Biogen Idec Media Contact:	Biogen Idec Investor Relations Contact:
Christina Chan	Kia Khaleghpour
Senior Manager, Public Affairs	Associate Director, Investor Relations
(781) 464-3260	(781) 464-2442
BIOGEN IDEC ANNOUNCES FRAMEWORK FOR GROWTH THROUGH
INCREASED FOCUS AND EFFICIENCY
Will Focus on Neurological Diseases and Select High-Impact Biological Therapies
R&D Efficiency Will Be Increased
Renewed Focus Will Streamline Structure, Save $300 Million in Annual Costs, Reduce
Workforce by 13%
Weston, Mass. — November 3, 2010 — Biogen Idec (NASDAQ: BIIB) today announced a number of strategic, operational and organizational changes. The goals of these actions are to increase focus and efficiency and leverage the company’s strengths to provide a solid framework for growth.
▪	Strategically, Biogen Idec will focus on neurology and leverage its strengths in biologics research and development (R&D) and manufacturing to pursue select, high-impact biological therapies. The company will terminate its efforts in cardiovascular medicine and seek to spin out or outlicense its oncology assets. The company will also leverage its R&D, manufacturing and commercial strengths to become a leading collaborator in the biotechnology industry.

▪	Operationally, the company will consolidate its sites. The company’s site in San Diego will be closed, and the company’s sites in eastern Massachusetts will be consolidated into existing facilities in Cambridge and Weston.

▪	Organizationally, Biogen Idec will reduce its headcount by approximately 13%. In addition, the company will implement a strong program management system to improve crispness and timeliness of decision making and execution, and it will reorganize business development, venture development and corporate strategy into a new Corporate Development Group, for which a head is currently being sought.

▪	Financially, as a result of these actions, the company expects to realize annual savings of approximately $300 million.
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George Scangos, Ph.D., Biogen Idec’s Chief Executive Officer, said, “Biogen Idec will be better off as a result of these actions. First, we will have increased focus. We have been operating in too many therapeutic areas and haven’t maximized our opportunities. We will now focus on a few areas where we can be among the best, and this starts with neurology. We have excellent R&D and commercial capabilities in neurology, and we will build from that strength. We also have expertise and some excellent programs in hemophilia and immunology and will pursue select projects in those therapeutic areas as well. We will leverage our strengths in biologics manufacturing to bring forward our own projects as well as aggressively in-license projects in our target areas. Second, as a result of these actions, Biogen Idec will be leaner, more nimble and more decisive. Importantly, the initiatives announced today will save more than $300 million annually and will position Biogen Idec to accomplish great things in the future.”
Becoming a Global Leader in Neurological Diseases
Biogen Idec intends to expand its global leadership in MS by maximizing the potential of AVONEX® (interferon beta-1a) and TYSABRI® (natalizumab) and aggressively bringing forward its promising MS pipeline, including fampridine, BG-12, PEGylated interferon, daclizumab and anti-LINGO. The company will aggressively pursue emerging opportunities in personalized medicine for MS patients, positioning Biogen Idec to offer patients and their caregivers personalized treatment options that best match their needs.
In addition, Biogen Idec will leverage its existing neurology R&D expertise to bring life-saving and life-changing therapies to patients with serious neurological diseases, such as amyotrophic lateral sclerosis (ALS), or Lou Gehrig’s disease, and Parkinson’s disease, where there is a tremendous need for new treatments. In August 2010, the company expanded its R&D efforts for ALS when it announced a new partnership with Knopp Biosciences to develop and commercialize dexpramipexole. Biogen Idec anticipates beginning a Phase 3 clinical trial with dexpramipexole in the first half of 2011.
Leveraging Strengths in Biologics
Biogen Idec will also employ rigorous criteria for pursuing the treatment of other select serious diseases. For example, the company will leverage its immunobiology, process development and biologics manufacturing expertise to target high-potential treatments for select disorders where there is a significant unmet need and where the drug candidate has the potential to be highly differentiated. Biogen Idec will also continue to pursue its long-acting rFactor VIII and rFactor IX programs, which have the potential to bring much-needed advances to hemophilia patients.
Biogen Idec views strategic partnerships as an important element of a successful R&D effort. The company will seek to leverage its commercial strengths and its expertise in developing and manufacturing biologics to become the leading collaborator in the biotechnology industry.
Scangos said, “Our objective is to focus our resources on the high-priority areas where we see significant value-creation opportunities for patients. In addition, I expect Biogen Idec to become a leading partner in biotechnology. We are the optimal size and scale to understand
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the needs of our partners while exploiting our significant strengths in biologics. These changes will help us increase our return on R&D investment and better position the company to deliver on its mission.”
Realigning Organization to Build Culture of Excellence
Biogen Idec is taking steps to build a culture of excellence that values a tighter focus on priorities, faster decision-making, enhanced accountability and improved teamwork. These steps include eliminating management layers, reducing bureaucracy and consolidating overlapping corporate committees.
Scangos added, “As Biogen Idec prepares to launch five new products by 2015, it is critical that we drive a culture of excellence. We will better meet the future needs of patients and physicians by leveraging our global reach and improving execution at every level of the business.”
The company’s current programs with the potential to come to market by 2015 include:
•	Fampridine for MS

•	BG-12 for MS

•	PEGylated Interferon for MS

•	Daclizumab for MS

•	Long-acting rFactor VIII for hemophilia A

•	Long-acting rFactor IX for hemophilia B

•	Dexpramipexole for ALS
Renewed Focus Will Streamline Structure
As part of the framework for growth, Biogen Idec is reallocating resources within R&D to maximize investment in the highest-potential programs. Accordingly, it will discontinue certain elements of its existing R&D programs, including terminating or outlicensing its oncology and cardiovascular programs. The company will also substantially reduce its small molecule discovery and process development efforts and exit select neurology and immunology development programs, including neublastin for neuropathic pain and anti-TWEAK. In total, the company will exit 11 programs.
The company is realigning its organizational structure consistent with these changes, including streamlining its corporate structure, reducing headcount and consolidating certain facilities. The company will relocate its U.S. workforce from six current locations into three existing state-of-the-art facilities in Weston and Cambridge, Mass., and Research Triangle Park, NC. Facilities in San Diego, Waltham, Mass., and Wellesley, Mass., will be closed.
Additionally, Biogen Idec and Genentech, Inc., a wholly-owned member of the Roche Group, have made an operational decision to the enhance sales effectiveness and profitability of the RITUXAN® (rituximab) collaboration in the United States. Biogen Idec will eliminate its current RITUXAN oncology and rheumatology sales force, and Genentech will assume responsibility for the U.S. sales and marketing of RITUXAN.
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As a result of these initiatives, the company’s workforce will be reduced by approximately 650 full-time positions, or 13% of total full-time employees. Biogen Idec will have approximately 4,275 employees worldwide.
Scangos added, “The loss of jobs at Biogen Idec is something I deeply regret but is an unavoidable outcome of our new focus. The closing of our San Diego site is especially painful, as it is the home of the original IDEC Pharmaceuticals and has played a fundamental role in the success of the company. We value the contributions of all the employees leaving the company, and during this process it is important that we treat everyone fairly and with respect and honesty.”
Financial Impact of Framework for Growth
Implementing these changes will result in an estimated $115 million of restructuring costs, comprised of $85 million for the workforce reduction and $30 million to close and consolidate facilities. The company expects that approximately $70 million of these costs will be incurred in the fourth quarter of 2010. In addition, the company made a $25 million payment to Cardiokine in the fourth quarter of 2010 in connection with the termination of the lixivaptan collaboration. The ongoing clinical trial costs for other R&D programs being terminated will be approximately $24 million, which is expected to be incurred through 2011.
These initiatives will result in a stronger financial profile for the company, including reducing annual costs by approximately $300 million, excluding reinvestments for business development opportunities. We expect to begin achieving this level of savings by the middle of 2011.
Biogen Idec also revised its 2010 financial guidance. This guidance consists of the following components:
•	Revenue growth in 2010 is expected to be in the mid single digits, unchanged from previous guidance.

•	Core operating expense growth, excluding collaboration profit share, is expected to be in the low single digits, unchanged from previous guidance. GAAP operating expense growth is expected to be in the mid teens.

•	R&D expense is expected to be approximately 26% to 27% of total revenue, narrowed from previous guidance.

•	SG&A expense is expected to be approximately 20% to 22% of total revenue, unchanged from previous guidance.

•	GAAP diluted EPS is expected to be above $3.65, a decrease over prior guidance as a result of the restructuring charge and the Knopp Biosciences license agreement.

•	Non-GAAP diluted EPS is expected to be above $4.85, an increase over prior guidance.
Biogen Idec may incur charges, realize gains or experience other events in the fourth quarter of 2010 that could cause actual results to vary from this guidance. This guidance excludes any significant business development activities.
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Conference Call and Webcast
Biogen Idec will host a conference call to discuss today’s announcement to be broadcast via the Internet at 8:30 a.m. EST on November 3, 2010, and will be accessible through the Investors section of www.biogenidec.com. Supplemental information in the form of a slide presentation will also be accessible at the same location on the Internet at the time of the conference call. Following the live webcast, an archived version of the call will be available at the same location until November 17, 2010.
About Biogen Idec
Biogen Idec uses cutting edge science to discover, develop, manufacture and market biological products for the treatment of serious diseases with a focus on neurological disorders. Founded in 1978, Biogen Idec is the world’s oldest independent biotechnology company. Patients worldwide benefit from its leading multiple sclerosis therapies, and the company generates more than $4 billion in annual revenues. For product labeling, press releases and additional information about the company, please visit www.biogenidec.com.
Safe Harbor
This press release contains forward-looking statements that are based on our current beliefs and expectations, including statements about the structure, financial and operational impact and timing of our framework for growth, market opportunities and position, ongoing development initiatives and growth strategies for our marketed products, development and timing of programs in our clinical pipeline, regulatory actions and new commercial launches, and our financial outlook for 2010 and beyond. These forward-looking statements may be accompanied by such words as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “will” and other words and terms of similar meaning. You should not place undue reliance on these statements. These statements involve risks and uncertainties that could cause actual results to differ materially from those reflected in such statements, including our dependence on our three principal products, AVONEX, RITUXAN and TYSABRI, the importance of TYSABRI’s sales growth, product competition, uncertainty of success in obtaining regulatory approval for and commercializing other products, the occurrence of adverse safety events with our products, changes in the availability of reimbursement for our products, problems with manufacturing processes and our reliance on third parties, our dependence on collaborations over which we may not always have full control, failure to execute our growth initiatives, failure to comply with government regulation and possible adverse impact of changes in such regulation, charges and other costs relating to our properties, fluctuations in our effective tax rate, our ability to attract and retain qualified personnel, market and economic conditions, the risks of doing business internationally, our ability to protect our intellectual property rights and the cost of doing so, proxy contests and representation of activist shareholders on our board of directors, product liability claims, fluctuations in our operating results, the market, interest and credit risks associated with our portfolio of marketable securities, our level of indebtedness, environmental risks, aspects of our corporate governance and collaborations and the other risks and uncertainties that are described in the Risk Factors section of our most recent annual or quarterly report and in other reports we have filed with the SEC. Forward-looking statements, like all statements in this press release, speak only as of the
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date of this press release. Unless required by law, we do not undertake any obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise.
2010 Financial Guidance — GAAP to non-GAAP Reconciliation

		Shares	Diluted
Projected GAAP net income attributable to Biogen Idec, Inc.	$928.6	254	$3.65
Adjustments:
Restructuring and severance expense	75.6
Stock option expense	33.4
Amortization of acquired intangible assets	214.0
Acquired in-process research and development	249.8
Non-controlling interest (Knopp)	(149.9)
Income taxes	(118.7)

Projected Non-GAAP net income attributable to Biogen Idec, Inc.	$1,233.0	254	$4.85

Use of Non-GAAP Financial Measures
Our “non-GAAP net income attributable to Biogen Idec Inc.” and “non-GAAP diluted EPS” financial measures exclude the following items from GAAP net income attributable to Biogen Idec Inc. and diluted EPS:
1. Purchase accounting and merger-related adjustments.
We exclude certain purchase accounting impacts, such as those related to the 2003 merger between Biogen, Inc. and Idec Pharmaceuticals, Inc., the acquisitions of Fumapharm AG, Conforma Therapeutics and Syntonix Pharmaceuticals, and the consolidation of KNOPP, Cardiokine and Neurimmune. These include charges for in-process research and development and the incremental charges related to the amortization of the acquired intangible assets. Excluding these charges provides management and investors with a supplemental measure of performance in which the company’s acquired intellectual property is treated in a comparable manner to its internally developed intellectual property.
2. Stock option expense recorded in accordance with the accounting standard for share-based payments.
We believe that excluding the impact of expensing stock options better reflects the recurring economic characteristics of our business. We exclude stock option expense from our non-GAAP R&D expenses and SG&A expenses, but include the P&L impact of restricted stock grants and cash incentives in our non-GAAP results.
3. Unusual or non-recurring items.
We evaluate these on an individual basis, and consider both the quantitative and qualitative aspects of the item, including (i) its size and nature, (ii) whether or not it relates to our ongoing business operations, and (iii) whether or not we expect it to occur as part of our normal business on a regular basis.
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In addition, our “core operating expense” excludes from GAAP operating expense the costs related to purchase accounting and merger related expenses, restructuring and severance expense, stock option expense, and income tax effects of those respective items.
We believe it is important to share these non-GAAP financial measures with shareholders as they better represent the ongoing economics of the business, reflect how we manage the business and set operational goals, and form the basis of our management incentive programs. Non-GAAP net income attributable to Biogen Idec Inc. and diluted EPS should not be viewed in isolation or as a substitute for reported, or GAAP, net income attributable to Biogen Idec Inc. and diluted EPS.
Numbers may not foot due to rounding.
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